UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 __________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2015

__________________________________________
SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

 __________________________________________

The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

 __________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On March 19, 2015, Sensata Technologies Holding N.V. issued a press release announcing that its indirect, wholly-owned subsidiary, Sensata Technologies B.V., has priced an offering of $700 million in aggregate principal amount of 5.00% senior notes due 2025 (the “Notes”). A copy of the press release announcing the pricing of the Notes is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
The Notes and the related guarantees will be offered only to persons reasonably believed to be "qualified institutional buyers" in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other state or jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws. This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	March 19, 2015 press release entitled "Sensata Technologies Holding N.V. Announces Pricing of $700 Million of Senior Notes"

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Paul Vasington
Date: March 19, 2015	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	March 19, 2015 press release entitled "Sensata Technologies Holding N.V. Announces Pricing of $700 Million of Senior Notes"

4